EXHIBIT  16.  LETTER  FROM   MCLEOD  &  COMPANY

                        [LETTERHEAD OF MCLEOD & COMPANY]



November  11,  2004

Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Commissioners:

We have read the statements made by Metwood, Inc. (copy attached), which we understand has been filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated November 11, 2004. We agree with the statements concerning our Firm in such Form 8-K.


Very  truly  yours,


/s/   McLeod  &  Company
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MCLEOD  &  COMPANY
CERTIFIED  PUBLIC  ACCOUNTANTS